UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2021
Synalloy Corporation
(Exact name of registrant as specified in its charter)

Delaware		0-19687		57-0426694
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

4510 Cox Road,	Suite 201,
Richmond,	Virginia			23060
(Address of principal executive offices)				(Zip Code)
		(804)	822-3260
(Registrant's telephone number, including area code)

Inapplicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	SYNL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On October 22, 2021, Synalloy Corporation (the “Company”) entered into a definitive agreement (the “Stock Purchase Agreement”) with DanChem Holdings, LLC, a Delaware limited liability company (“Seller), pursuant to which the Company purchased all of the issued and outstanding shares of common stock of DanChem Technologies, Inc., a Delaware corporation (“DanChem”), for $32,950,000, subject to certain customary adjustments for working capital, transaction expenses, cash and debt, on the terms and subject to the conditions set forth in the Stock Purchase Agreement (the “Transaction”). The Transaction closed simultaneously with the execution of the Stock Purchase Agreement.

The Stock Purchase Agreement contains customary representations, warranties and covenants from the parties, including certain indemnification and non-solicitation provisions applicable to Seller and its affiliates. The Company obtained a representations and warranty insurance policy in connection with the Transaction. In addition, a portion of the purchase price will be placed into a third-party escrow account to satisfy certain purchase price adjustments and indemnification obligations (if any) of Seller.

The forgoing summary of the Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Stock Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Seller, any of their respective affiliates or of DanChem or its business. The Stock Purchase Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Stock Purchase Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the Stock Purchase Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Seller, any of their respective subsidiaries or affiliates or the DanChem business.

Item 2.01    Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.01 by reference.

Item 7.01    Regulation FD Disclosure.

On October 25, 2021, the Company issued a press release announcing that it had entered into the Stock Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Exhibit 99.1 is furnished under this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired
The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date for which Item 2.01 of this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information
The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date for which Item 2.01 of this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description of Exhibit
2.1†	Stock Purchase Agreement, dated as of October 22, 2021, by and between the Company and DanChem Holdings, LLC.
99.1	Synalloy Corporation Press Release dated October 25, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
†Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /s/ Aaron M. Tam
Aaron M. Tam
Chief Financial Officer

Dated: October 25, 2021